                                                                    EXHIBIT 4.2

                       FIRST AMENDMENT TO RIGHTS AGREEMENT

     This FIRST AMENDMENT TO RIGHTS AGREEMENT (this "AMENDMENT"), dated as of March 3, 2000, is by and between Cubist Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Fleet National Bank f/k/a BankBoston, N.A, a national banking association organized and existing under the laws of the United States of America (the "RIGHTS AGENT"). Capitalized terms used herein without definition shall have the respective meanings ascribed to such terms in the Rights Agreement (as defined below);

     WHEREAS, the Company and the Rights Agent entered into a Rights Agreement, dated as of July 21, 1999 (the "RIGHTS AGREEMENT");

     WHEREAS, all acts necessary to make this Amendment a valid agreement, enforceable according to its terms, have been done and performed, and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects duly authorized by the Company and the Rights Agent; and

     WHEREAS, the Company and the Rights Agent desire to amend the Rights Agreement pursuant to Section 28 thereof, which authorizes the Company and the Rights Agent to supplement or amend any provision of the Rights Agreement without the approval of any holders of certificates representing Preferred Shares.

     NOW, THEREFORE, in consideration of the promises and mutual agreements herein set forth, the parties hereto hereby agree as follows:

     1. The Rights Agreement is hereby amended by deleting Section 7(b) in its entirety and substituting in place thereof:

          "(b) The Purchase Price for each one one-hundredth of a Preferred Share upon the exercise of a Right will initially be $490.00, will be subject to adjustment from time to time as provided in Sections 11 and 13 hereof, and will be payable in lawful money of the United States of America in accordance with
Section 7(c) hereof (the `PURCHASE PRICE')."

     2. The Rights Agreement is hereby amended by deleting Exhibit B in its entirety and substituting in place thereof the Form of Amended Rights Certificate attached hereto as Exhibit B.

     3. The Rights Agreement is hereby amended by deleting Exhibit C in its entirety and substituting in place thereof the Amended Summary of Rights attached hereto as Exhibit C.

     4. The Rights Agreement, as amended by this Amendment, shall remain in full force and effect in accordance with its terms.

     5. This Amendment may be executed in one or more counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

     6. This Amendment will be deemed to be a contract made under the laws of the State of Delaware and for all purposes will be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, as an agreement under seal, as of the date first above written.

                                CUBIST PHARMACEUTICALS, INC.

                                By:  /s/ SCOTT M. ROCKLAGE
                                ------------------------------------------
                                Name:  Scott M. Rocklage
                                Title: Chairman of the Board of Directors,
                                       Chief Executive Officer and President

                                 FLEET NATIONAL BANK

                                 By: /s/ CHRISTOPHER RICHARD
                                 ------------------------------------------
                                 Name:  Christopher Richard
                                 Title: Director

ATTEST:

/s/ THOMAS A. SHEA
----------------------------------
Name:  Thomas A. Shea

                                                                    EXHIBIT B
                       [FORM OF AMENDED RIGHTS CERTIFICATE]

CERTIFICATE NO. R-                                              ________ RIGHTS

         NOT EXERCISABLE AFTER AUGUST 3, 2009, OR EARLIER IF NOTICE OF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT, AT THE OPTION OF THE COMPANY, TO REDEMPTION AT $0.0001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.

                               RIGHTS CERTIFICATE

                          CUBIST PHARMACEUTICALS, INC.

     This certifies that , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions, and conditions of the Rights Agreement, dated as of July 21, 1999 (the "RIGHTS AGREEMENT"), by and between Cubist Pharmaceuticals, Inc. (the "COMPANY"), a Delaware corporation, and Fleet National Bank f/k/a BankBoston, N.A. (the "RIGHTS AGENT"), to purchase from the Company at any time after the Distribution Date (as defined in the Rights Agreement) and prior to 5:00 P.M., Boston time, on August 3, 2009, at the office of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent designated for such purpose, one one-hundredth of a share of the Series A Junior Participating Preferred Stock, par value $0.001 per share (the "PREFERRED SHARES"), of the Company, at a purchase price of $490.00 per one one-hundredth of a Preferred Share (the "PURCHASE PRICE"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Rights Certificate (and the number of one one-hundredths of a Preferred Share that may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number of Rights and Purchase Price as of August 3, 1999, based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredths of a Preferred Share that may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

     This Rights Certificate is subject to all of the terms, provisions, and conditions of the Rights Agreement, which terms, provisions, and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties, and immunities of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned office of the Rights Agent.

     This Rights Certificate, with or without other Rights Certificates, may be surrendered at the principal office of the Rights Agent in exchange for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase the same aggregate number of one one-hundredths of a Preferred Share as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered entitled such holder to purchase. If this Rights Certificate is exercised in part, the holder will be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at its option at a redemption price of $0.0001 per Right, or (ii) may be exchanged in whole or in part by the Company, at its option, for the appropriate number of one one-hundredths of a Preferred Share.

     Fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby.

     No holder of this Rights Certificate, as such, will be entitled to vote or receive dividends or be deemed for any purpose the holder of any Preferred Shares or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor will anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate have been exercised as provided in the Rights Agreement.

     This Rights Certificate will not be valid or obligatory for any purpose until it is countersigned by the Rights Agent.

     Dated as of ____________, ____.

                                    CUBIST PHARMACEUTICALS, INC.

                                    By:______________________________________
                                       Name:
                                       Title:

Countersigned:

_________________________________________

By:______________________________________
Name:
Title:

               [Form of Reverse Side of Amended Rights Certificate]

                               FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Rights Certificate.)

     FOR VALUE RECEIVED ____________________________________________________
hereby sells, assigns, and transfers to ____________________________________
____________________________________________________________________________
                  (Please print name and address of transferee)
____________________________________________________________________________
this Rights Certificate, together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint _____________________ as attorney, to transfer the within Rights Certificate on the books of Cubist Pharmaceuticals, Inc., with full power of substitution.

Dated: _____________, _____                 ________________________________
                                                       (Signature)

Medallion Signature Guaranty:

-------------------------------------------------------------------------------


                            ASSIGNMENT CERTIFICATION

     The undersigned hereby certifies by checking the appropriate boxes that:

     (l) The Rights evidenced by this Rights Certificate [ ] are [ ] are not being sold, assigned, and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such term is defined pursuant to the Rate Agreement);

     (2) After due inquiry and to the best knowledge of the undersigned, he, she, or it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: _____________, _____                 ________________________________
                                                       (Signature)

                                     NOTICE

     The signatures to the foregoing Assignment and Certification must correspond exactly to the name of the registered owner hereof, as written upon the face of this Rights Certificate, without any change whatsoever.

-------------------------------------------------------------------------------

                          FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to
exercise the Rights Certificate.)

To CUBIST PHARMACEUTICALS, INC.:

     The undersigned hereby irrevocably elects to exercise _____________________ Rights represented by this Rights Certificate to purchase the Preferred Shares (or fractions thereof or such other securities of the Company or of any other person) issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Please insert social security
or other identifying number:_____________________


--------------------------------------------------------------------------------
                        (Please print name and address)

--------------------------------------------------------------------------------

(If the above number of Rights is not all of the Rights evidenced by this Rights Certificate, then a new Rights Certificate for the balance remaining of such Rights will be registered and returned to the undersigned.)

Dated: _____________, _____                 ________________________________
                                                       (Signature)

Medallion Signature Guaranty:

-------------------------------------------------------------------------------

                             ELECTION CERTIFICATION

     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) The Rights evidenced by this Rights Certificate [ ] are [ ] are not eing sold, assigned, and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any Acquiring Person (as such terms are defined pursuant to the Rate Agreement).

     (2) After due inquiry and to the best knowledge of the undersigned, he, she, or it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any person who is or was an Acquiring Person or an Affiliate or Associate of any Acquiring Person.

Dated: _____________, _____                 ________________________________
                                                       (Signature)

-------------------------------------------------------------------------------

                                     NOTICE

     The signatures in the foregoing Election to Purchase and Certification must correspond exactly to the name of the registered owner hereof, as written upon the face of this Rights Certificate, without any change whatsoever.

     In the event the certification set forth above in the Assignment or the Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                                                  EXHIBIT C


                          AMENDED SUMMARY OF RIGHTS

     On July 21, 1999, the Board of Directors of Cubist Pharmaceuticals, Inc. (the "COMPANY") declared a dividend of one fractional preferred share purchase right (a "RIGHT") for each outstanding share of common stock, par value $0.001 per share (the "COMMON SHARES"), of the Company. The dividend was payable on August 3, 1999 (the "RECORD DATE") to the stockholders of record on that date. Except as described below, each Right, when exercisable, entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock of the Company, par value $0.001 per share (the "PREFERRED SHARES"), at a price of $490.00 per one one-hundredth of a Preferred Share (the "PURCHASE PRICE"), subject to adjustment or substitution of other securities of the Company in place of the Preferred Shares. The description and terms of the Rights are set forth in a Rights Agreement (the "RIGHTS AGREEMENT") between the Company and Fleet National Bank f/k/a BankBoston, N.A., as Rights Agent (the "RIGHTS AGENT").

     Initially, the Rights will be attached to all certificates representing Common Shares then outstanding, and no separate Rights certificates will be distributed. Until the earlier to occur of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an "ACQUIRING PERSON") have acquired beneficial ownership of 15% or more of the outstanding Common Shares (the date of such an announcement being a "SHARES ACQUISITION DATE"), or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of such outstanding Common Shares (in either case, (i) or (ii), the "DISTRIBUTION DATE"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificates together with a copy of this Summary of Rights.

     The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("RIGHTS CERTIFICATES") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and the separate Rights Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on August 3, 2009 (the "FINAL EXPIRATION DATE"), unless the Rights are earlier redeemed by the Company, as described below.

     The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

     The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

     Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary anti-dilution provisions.

     Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

     If, after the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such, the Company is involved in a merger or other business combination transaction in which the Common Shares are exchanged or changed, or 50% or more of the Company's consolidated assets or earning power are sold (in one transaction or a series of transactions), proper provision will be made so that each holder of a Right (other than an Acquiring Person) will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company (or, in the event there is more than one acquiring company, the acquiring company receiving the greatest portion of the assets or earning power transferred) which at the time of such transaction would have a market value of two times the exercise price of the Right.

     If any person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right. UPON OCCURRENCE OF ANY OF THE EVENTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE, ANY RIGHTS THAT ARE, OR (UNDER CERTAIN CIRCUMSTANCES SPECIFIED IN THE RIGHTS AGREEMENT) WERE, BENEFICIALLY OWNED BY ANY ACQUIRING PERSON SHALL IMMEDIATELY BECOME NULL AND VOID.

     At any time after the occurrence of any such event and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-hundredth of a Preferred Share (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) will be issued and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

     At any time prior to the earlier of (i) the tenth day after a Shares Acquisition Date, or (ii) the expiration of the Rights, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $0.0001 per Right (the "REDEMPTION PRICE"). The redemption of the Rights may be made effective at such time on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes that do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; PROVIDED, HOWEVER, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

     A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K dated July 30, 1999. A First Amendment to Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A/A dated March 9, 2000. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.